                                EXHIBIT NO. 5.1

                                                                     EXHIBIT 5.1


                                                                  (202) 274-2009


July 17, 1997


Board of Directors
Northwest Bancorp, Inc.
Liberty and Second Streets
Warren, Pennsylvania 16365

               RE:  NORTHWEST BANCORP, INC.
                    REGISTRATION STATEMENT ON FORM S-4
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Gentlemen:

     We have served as special counsel for Northwest Bancorp, Inc., a federal corporation, in connection with the registration under the Securities Act of 1933, of 7,990,000 shares of Common Stock, par value $0.10 per share of which 7,300,000 shares will be issued immediately and 690,000 shares underly options.

     Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     (1)  the shares of Common Stock have been duly authorized;

     (2) upon issuance, sale and delivery of the shares as contemplated in the Registration Statement, the shares will be legally issued, fully paid and non-assessable.

     We hereby consent to the reference to our firm under the heading "Proposed Formation of Stock Holding Company--Legal Opinion" in the Prospectus and Proxy Statement in the Registration Statement (and all amendments thereto) and to the filing of this opinion as Exhibit 5.1 thereto.

                              Very truly yours,

                              /s/ Luse Lehman Gorman Pomerenk & Schick
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                              LUSE LEHMAN GORMAN POMERENK & SCHICK
                              A Professional Corporation